Exhibit 10.12

AMENDED AND RESTATED

EMPLOYEE MATTERS AGREEMENT

by and among

DELL INC.,

VMWARE, INC.

&

PIVOTAL SOFTWARE, INC.

AMENDED AND RESTATED EMPLOYEE MATTERS AGREEMENT

THIS AMENDED AND RESTATED EMPLOYEE MATTERS AGREEMENT (this “Agreement”), as executed on or about April   , 2018 (the “Effective Date”) amends and restates the Employee Matters Agreement made and entered into as of April 1, 2013 by and among EMC Corporation (“EMC”), VMware, Inc. (“VMware”) and GoPivotal, Inc. (the “Original Employee Matters Agreement”).  This Agreement is entered into by and among (a) Dell Inc., for itself and its Subsidiaries (“Dell”), (b) VMware, for itself and its Subsidiaries (“VMware”) and (c) Pivotal Software, Inc. (formerly known as GoPivotal, Inc.), for itself and its Subsidiaries (the “Company” and together with Dell and VMware, the “Parties”).

BACKGROUND

WHEREAS, EMC Corporation and VMware previously entered into a Contribution Agreement on or about April 1, 2013 (the “Contribution Agreement”);

WHEREAS, in connection with the Contribution Agreement, EMC, VMware, and the Company entered into the Original Employee Matters Agreement to govern the rights and obligations of the parties thereto with respect to employment, compensation and employee benefits matters, which Original Employee Matters Agreement shall be amended and restated as of the Effective Date;

WHEREAS, Dell acquired EMC in September 2016, including EMC’s controlling interests in VMware and the Company;

WHEREAS, the Parties wish to amend and restate the Original Employee Matters Agreement;

NOW THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

Definitions

Terms used in this Agreement shall have the meanings specified below or in the text of this Agreement or, if not defined herein, shall have the meanings assigned to them in the Contribution Agreement:

1.01                        “Business Employee” means (i) each employee of Dell or a Subsidiary of Dell and (ii) each employee of VMware or a Subsidiary of VMware, in each case as agreed upon by the Parties in accordance with Article II and who will be providing services to the Company.

1.02                        “Claims Incurred” means those claims that are deemed incurred pursuant to the following: (a) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; (b) with respect to life, accidental death and dismemberment and business travel insurance, upon the occurrence of the event giving rise to such claim or expense; (c) with respect to long-term disability and long-term care benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense; and (d) with respect to any other claim, upon the date of the event giving rise to such claim.

1.03                        “Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law.  Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

1.01                        “Company Group” means the Company and each of its Subsidiaries, but excluding any member of Dell Group or VMware Group.

1.02                        “Contribution Agreement” has the meaning set forth in the Background to this Agreement.

1.03                  “Dell Group” means Dell and each of its Subsidiaries, but excluding any member of Company Group or VMware Group.

1.04                  “Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.

1.05                  “Gross Compensation Costs” means the aggregate of all amounts of compensation provided to or for the benefit of an employee including, but not limited to, welfare, retirement and incentive benefits and equity compensation benefits provided to such employee, reimbursement of expenses incurred by or in respect of such employee pursuant to the policies of Dell, VMware, or the Company, costs related to such compensation and benefits and all employer-paid taxes with respect to such employee’s compensation.

1.06                        “VMware Group” means VMware and each of its Subsidiaries, but excluding any member of Company Group or Dell Group.

ARTICLE II

Identification of Affected Employees

2.01                        Identification of Affected Employees.  Employees of the Company, Dell, or VMware who are affected by the terms of this Agreement shall be separately agreed upon by the Parties.

ARTICLE III

Non-U.S. Employee and Employee Benefits Provisions

3.01                        General.  With respect to Business Employees and Employees of the Company located outside the U.S., the Parties agree to take such additional or different actions and work jointly together, in order to effectuate the provisions and intent of this Agreement in a manner that complies with applicable Legal Requirements and any other pertinent requirements (such as any works council, collective bargaining or similar applicable rules or agreements).  With respect to Employees of the Company or its Subsidiaries who are located outside the U.S., the Parties may agree that such Employees will be provided benefits through Dell or VMware benefits plans, as necessary or legally permitted. During such time as such benefits are provided to such Employees through Dell or VMware benefits plans, except as otherwise agreed in writing by the Parties, the Company shall reimburse Dell or VMware, as the case may be, for Claims Incurred and Gross Compensation Costs associated with such Employees to the extent reasonably possible and consistent with the principles and procedures set forth in this Agreement for comparable matters and with applicable Legal Requirements

3.02                        Secondment. In any non-U.S. jurisdictions where the Company has not established a legal entity, any Business Employees located outside the U.S. shall provide services to the Company during such period on a secondment basis (such period, the “Secondment Period”). During the Secondment Period, (i) affected non-U.S. Business Employees shall remain employed with Dell or VMware, as the case may be, and (ii) except as otherwise agreed in writing by the Parties, the Company shall reimburse Dell or VMware, as the case may be, for the Claims Incurred and Gross Compensation Costs associated with such affected non-U.S. Business Employees to the extent reasonably possible and consistent with the principles and procedures set forth in this Agreement for comparable matters and in compliance with applicable Legal Requirements.

ARTICLE IV

General and Administrative

4.01                        Sharing of Participant Information; Cooperation.  Subject to applicable Legal Requirements, the Parties shall share (and shall cause their Subsidiaries to share), with each other and their respective agents and vendors, the information regarding Business Employees reasonably necessary to effect the provisions of this Agreement, consistent with applicable Legal Requirements.  Dell and VMware shall use commercially reasonable efforts (subject to, and in accordance with, applicable Legal Requirements) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other in doing, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by and carry out the intent and purposes of this Agreement.

4.02                        Effect on Plans.  No provision of this Agreement or the Contribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee of a Party or its Subsidiaries under any plan or agreement or otherwise.  Except as expressly provided in this Agreement, nothing in this Agreement shall preclude any Party or Affiliate from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any plan or agreement or any trust, insurance policy or funding vehicle related thereto, it being understood that this Section 4.02 shall not be construed to amend in any manner any restrictions on the ability of a Party to amend or alter the terms of such plan or agreement as set forth in such plan or agreement or under applicable Legal Requirements.

4.03                        Consent of Third Parties.  If any provision of this Agreement is dependent on the consent of any third party, the Parties shall use commercially reasonable efforts to obtain such consent and, if such consent is withheld, to implement the applicable provisions of this Agreement to the fullest extent practicable.

4.04                        Certain Tax Deductions.  The Parties and their respective Subsidiaries will claim tax deductions for amounts contemplated by this Agreement in accordance with applicable tax laws.

ARTICLE V

Miscellaneous

5.01                        Consent of Dell.  Any consent of Dell pursuant to this Agreement or any of the Intercompany Agreements shall not be effective unless it is in writing and evidenced by the signature of the General Counsel of Dell (or such other person that the General Counsel has specifically authorized in writing to give such consent).

5.02                        Limitation of Liability.  IN NO EVENT SHALL ANY MEMBER OF DELL GROUP, VMWARE GROUP OR COMPANY GROUP BE LIABLE TO ANY OTHER MEMBER OF DELL GROUP, VMWARE GROUP OR COMPANY GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THIS AGREEMENT OR IN ANY INTERCOMPANY AGREEMENT.

5.03                        Entire Agreement.  This Agreement and the documents referenced herein, or attached hereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

5.04                        Governing Law and Jurisdiction.  This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with, and all disputes, controversy or claims arising out of or relating to this Agreement shall be governed by, the laws of the State of Texas applicable to contracts made and to be performed entirely in the State of Texas (without giving effect to the conflicts of law provisions thereof that would cause the application of the laws of any jurisdiction other than the State of Texas), provided, that the internal company affairs of the Company shall be governed by the laws of the State of Delaware.

5.05                        Consent to Jurisdiction. Each of the Parties irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the federal and state courts sitting in the Western District of Texas.  Each of the Parties hereby irrevocably submits and shall cause the members of its Group to submit with regard to any such action or proceeding for itself or for the members of its Group and in respect of its property or the property of the members of its Group, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not and shall cause the members of its Group not to bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Parties hereby irrevocably waives, and agrees not to assert, and shall cause the members of its Group to waive and not to assert by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.05, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.06                        Specific Performance.  The Parties understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements, such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific performance and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Parties would have entered into this Agreement.  It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.  Each of the Parties further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.06, and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.07                        Termination; Amendment; Waiver.  This Agreement may be terminated or amended with the consent of each of Dell, VMware and the Company, evidenced by an instrument in writing signed on behalf of each such Party.  In the event of termination pursuant to this Section 5.07, no Party shall have any liability of any kind to the other Parties.  This

Agreement may be waived only by an instrument in writing signed by or on behalf of the Party waiving compliance.

5.08                        Notices.  Notices, offers, requests or other communications required or permitted to be given by any Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses (with an electronic copy sent to the email address, if any, appearing below each Party’s address):

if to Dell:

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Senior Vice President and General Counsel

if to VMware:

VMware, Inc.

3401 Hillview Avenue

Palo Alto, CA 94304

Attention:  Legal Department

if to the Company:

Pivotal Software, Inc.

875 Howard Street, 5th floor

San Francisco, CA 94103

Attention: Office of the General Counsel

or to such other address or facsimile number as the Party to whom notice is given may have previously furnished to the other in writing as provided herein.  Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested.  All other notices may also be sent by facsimile, confirmed by first class mail.  All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

5.09                        Counterparts; Signature.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

5.10                        Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties, and any such assignment without consent shall be void.

5.11                        Severability.  If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

5.12                        Failure or Indulgence not Waiver; Remedies Cumulative.  No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.13                        Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any law defined or referred to herein or in any agreement or instrument that is referred to herein means such law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor laws.

5.14                        Conflicting Agreements.  None of the provisions of this Agreement are intended to supersede any provision in any Intercompany Agreement or any other agreement with respect to the respective subject matters thereof.  In the event of conflict between this Agreement and any Intercompany Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

5.15                        Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person.  No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party.

[Remainder of Page Intentionally Left Blank; Signature Page(s) Follow]

IN WITNESS WHEREOF, the parties below have caused this Agreement to be duly executed as of the day and year first above written.

DELL INC.

By
Name:
Title:

VMWARE, INC.

By:
Name:
Title:

PIVOTAL SOFTWARE, INC.

By:
Name:
Title:

Acknowledged and Agreed:

EMC CORPORATION

By
Name:
Title: